UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2016

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 29, 2016, Colgate-Palmolive Company (the “Company”) issued a press release announcing its earnings for the quarter and year ended December 31, 2015.  This press release is attached as Exhibit 99 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01.  Other Events.

Effective as of December 31, 2015, the Company began accounting for its Venezuelan operations using the cost method of accounting and as a result its consolidated balance sheet no longer includes the assets and liabilities of its Venezuelan operations.  As a result of this change in accounting, the Company recorded an aftertax charge of $1,058 million ($1,084 million pretax), or $1.18 per diluted share, in the fourth quarter of 2015.  The charge primarily consists of an impairment of the Company’s investment in its Venezuelan subsidiary of $952 million, which includes intercompany receivables from the Company’s Venezuelan subsidiary, and $111 million related to the reclassification of cumulative translation losses.

The restrictive exchange control regulations in Venezuela and the Company’s Venezuelan operations’ increasingly limited access to U.S. dollars have resulted in an other-than-temporary lack of exchangeability between the Venezuelan bolivar and U.S. dollar. This lack of exchangeability, together with other government controls on pricing, payments, profits and imports and restrictive labor laws, have significantly impacted the Company’s ability to make key operational decisions over its business in Venezuela, including the ability to manage its capital structure, material sourcing, product pricing and labor relations. The Company expects these conditions will continue for the foreseeable future. As a result, the Company concluded that, effective as of December 31, 2015, it did not meet the accounting criteria for consolidation of its Venezuelan operations and began accounting for its Venezuelan operations using the cost method of accounting.

In future periods, under the cost method of accounting, the Company will no longer include the results of its Venezuelan operations in its consolidated financial statements and will include income relating to its Venezuelan operations only to the extent it receives cash for sales of inventory to its Venezuelan subsidiary or for dividends or royalties remitted by the subsidiary.

Colgate has been operating in Venezuela for 72 years and the Company expects its operations in Venezuela to continue to provide Venezuelan consumers with the Company’s market leading brands.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibit is filed with this document:

Exhibit Number	Description

99	Press release, January 29, 2016, issued by Colgate-Palmolive Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: January 29, 2016	By:	/s/ Dennis J. Hickey
	Name:	Dennis J. Hickey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release, dated January 29, 2016, issued by Colgate-Palmolive Company

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